                                                                      Exhibit 10
                              PPG INDUSTRIES, INC.
                          DIRECTORS' COMMON STOCK PLAN
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1.   PURPOSE.  The purpose of this Plan is to align the financial interests of
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     the Company's shareholders with those of its Non-Employee Directors by providing such Directors with compensation in the form of Company Common Stock.

2.   DEFINITIONS.
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     "Account" means the account maintained for each Non-Employee Director to which Common Stock Equivalents and Dividend Equivalents are credited.

     "Annual Contribution" means the Common Stock Equivalents credited to an Account each year under Section 4.1.

     "Board" means the Board of Directors of the Company.

     "Change in Control" has the same meaning as given to that term in the PPG Industries, Inc. Deferred Compensation Plan for Directors, as such plan may be amended from time to time.

     "Committee" means the Officers-Directors Compensation Committee of the Board.

     "Common Stock" means the common stock, par value $1.66 2/3 per share, of the Company.

     "Common Stock Equivalent" means a hypothetical share of Common Stock.

     "Company" means PPG Industries, Inc.

     "Dividend Equivalent" means an additional number of Common Stock Equivalents the Company shall credit to each Account as of each dividend payment date declared with respect to the Company's Common Stock. The additional number of Common Stock Equivalents to be credited to each Account shall be equal to:

          (a) the product of (i) the dividend per share of the Common Stock which is payable as of the dividend payment date, multiplied by
               (ii) the number of whole Common Stock Equivalents credited to the Account as of the applicable dividend record date;

                                     DIVIDED BY
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          (b) the closing price of a share of the Common Stock on the dividend payment date (or if such stock was not traded on that date, on the next preceding date on which it was traded), as reported in the New York Stock Exchange Composite Transactions.

     "Eligible Spouse" means the spouse who is legally married to a Participant at the time of his or her death.

     "Non-Employee Director" means a director of the Company who is not a present or former employee of the Company or any of its subsidiaries.

     "Participant" means a Non-Employee Director who has become eligible to receive benefits under this Plan. A Non-Employee Director becomes a Participant when he or she (1) resigns from the Board and (2) attains 70 years of age; provided however, that the Committee may waive the requirement that the Participant attain 70 years of age.

     "Plan" means the PPG Industries, Inc. Directors' Common Stock Plan.

     "Retainer" means the base annual retainer fee paid to each Non-Employee Director by the Company. It does not include committee retainer fees, meeting attendance fees, committee chairperson's retainer fees or any other compensation other than the base annual retainer fee.

     "Service" means the period of time a Non-Employee Director serves on the Board.

3.   EFFECTIVE DATE.  This Plan shall be effective on and after January 1, 1988.
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4.   CREDITING ACCOUNTS.
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4.1 Each year on the day following the Annual Meeting of Shareholders of the Company, the Company shall credit the Account of each Non-Employee Director who serves on the Board on that day with the number of Common Stock Equivalents determined by dividing one-half of such Director's Retainer by the average closing price of the Common Stock in the New York Stock Exchange Composite Transactions during the 5 days for which such price is available immediately preceding such day of crediting. The Account of any person who ceases to be a Director prior to April 16, 1999, shall be credited with no more than 10 such Annual Contributions and the total number of such Annual Contributions made to his or her Account under this
     Section 4.1 plus the number which is multiplied by $10,000 to determine the amount credited to the Account under Section 4.2 will not exceed 10. Any Non-Employee Director who is a Director of the Company on or after April 16, 1999 and whose total number of Annual Contributions was limited to 10 under the Plan in effect prior to April 16, 1999, shall have credited to his or her Account such additional Annual Contributions and Dividend Equivalents as are necessary so that such Account is credited with the number of Common Stock Equivalents it would have had credited if such limitation had never existed.

4.2 On the day following the 1988 Annual Meeting of Shareholders of the Company, the Company shall credit the Account of each Non-Employee Director who is age 61 or older on that date with the number of Common Stock Equivalents determined by (1) multiplying $10,000 times his or her number of full fiscal years of Service, but such number of full fiscal years of Service shall not exceed the number determined by subtracting 60 from the Non-Employee Director's age on the day immediately following the 1988 Annual Meeting of Shareholders and (2) then dividing that amount by the average closing price of the Common Stock in the New York Stock Exchange Composite Transactions during the 5 days for which such price is available immediately preceding such day.

5.   PAYMENTS OF BENEFITS.
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5.1 Only Participants or Eligible Spouses will receive benefits under this Plan. Except as set forth in Section 5.4, the Account of a Non-Employee Director will be forfeited if he or she does not become a Participant.

5.2 Benefits will be paid in the form of Common Stock (and cash for any remaining partial shares of Common Stock as described below) in annual installments each year on May 1 (or on the next business day if May 1 is not a business day) commencing the first May 1 the Participant is eligible to receive benefits; provided, however, that the first payment to a Participant shall not be made until 6 months and 10 days after the Participant ceases to be a Non-Employee Director. The number of annual installments paid to each Participant shall be equal to his or her number of full fiscal years of Service, but shall not exceed 10 annual installments. The number of shares of Common Stock attributable to each installment shall be equal to the whole number obtained by dividing the number of Common Stock Equivalents then credited to the Participant's Account by the number of unpaid installments. Common Stock Equivalents with respect to which payment has not yet occurred shall continue to be credited with Dividend Equivalents. As of the date on which the last payment of benefits is made to any Participant, the Company shall pay the Participant, in cash, the value of any remaining fractional Common Stock Equivalent based on the closing sale price of the Common Stock on the New York Stock Exchange Composite Transactions on the last date for which such price is available prior to the payment date. Notwithstanding the foregoing, payments from the account of any Participant who ceased to be director of the Company before August 15, 1996 shall continue to be paid in the manner provided by the Plan as effective on August 15, 1996.

5.3 If a Non-Employee Director dies prior to resigning, or after resigning from the Board but before becoming eligible to receive benefits hereunder, he or she shall be deemed to have become a Participant eligible to receive benefits hereunder immediately prior to his or her death, and such benefits shall be paid to the Participant's Eligible Spouse. If a Participant dies after becoming eligible to receive benefits hereunder, but prior to receiving all the benefits due him or her hereunder, such remaining benefits shall be paid to the Participant's Eligible Spouse. Unpaid benefits under this Plan will be forfeited in the event the Participant's death and Participant's Eligible Spouse's death occur prior to the total amount of benefits due hereunder having been paid.

6.   CHANGES IN STOCK.  In the event of any change in the outstanding shares of
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     the Common Stock, or in the number thereof, by reason of any stock dividend or split, recapitalization, merger, consolidation, exchange of shares or other similar change, a corresponding change will be made in the number of Common Stock Equivalents and Dividend Equivalents, if any, credited to each Account, unless the Committee determines otherwise.

7.   ACCELERATION.  The Committee, in its sole discretion, may accelerate the
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     payment of benefits hereunder to any Participant or his or her Eligible Spouse for reasons of changes in tax laws or in the event of a Change in Control of the Company; provided that no payment of benefits may be accelerated hereunder to any Participant or his or her Eligible Spouse if such Participant was a director of the Company on or after November 1, 1990.

     An exception is provided for any Non-Employee Director if any income tax laws to which he or she is subject would cause him/her to be immediately taxed on amounts credited under the Plan. Under this exception, the requirement that age 70 be attained before a Non-Employee Director becomes a Participant is automatically waived by the Committee. Additionally, under this exception, the payment of all benefits under the Plan shall occur on the first business day which is 6 months and 10 days after the earlier of a Participant's resignation from the Board or death. In the event of such Non-Employee Director's death, either while still an active member of the Board or after resignation from the Board but before receipt of payment from the Plan, payment shall be made to the Participant's Eligible Spouse on the above referenced date.

8.   CHANGE IN CONTROL. Upon, or in reasonable anticipation of, a Change in
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     Control (as defined above), the Company shall immediately make a payment in cash to a trustee on such terms as the Senior Vice President, Human Resources, and Administration and the Senior Vice President, Finance, or either of them, shall deem appropriate (including such terms as are appropriate to cause such payment, if possible, not to be a taxable event to Participants) of a sufficient amount to insure that Participants receive the payment of all amounts as contemplated under the Plan.

9.   GENERAL PROVISIONS.  The entire cost of benefits and administrative
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     expenses for this Plan shall be paid by the Company. This Plan is purely voluntary on the part of the Company. The Company, by action of the Board or, except as limited by the Company's bylaws, the Committee, may amend, suspend or terminate this Plan in whole or part at any time, but no such amendment, suspension or termination shall adversely affect the rights of any Non-Employee Director or Eligible Spouse of a deceased Non-Employee Director with respect to Common Stock Equivalents and Dividend Equivalents credited prior to such amendment, suspension or termination or Dividend Equivalents which would otherwise have been credited in the future with respect to Common Stock Equivalents credited prior to such amendment, suspension or termination.

                                                     As Amended April 15, 1999